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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 1999 relating to the consolidated financial statements, which appears in Datum Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and of our report dated September 9, 1999 relating to the financial statements of Digital Delivery, Inc., which appears in Datum Inc.'s Current Report on Form 8-K/A filed on October 12, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Costa Mesa, California
October 21, 1999